As filed with the Securities and Exchange Commission on December 16, 2011

Registration No. 333-159256

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 4

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GREAT LAKES AVIATION, LTD.

(Exact name of registrant as specified in charter)

Iowa	4512	42-1135319
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1022 Airport Parkway

Cheyenne, WY 82001

(307) 432-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Douglas G. Voss, Chairman of the Board and President, Great Lakes Aviation, Ltd.

1022 Airport Parkway

Cheyenne, WY 82001

(307) 432-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Joseph T. Kinning, Esq.

Briggs and Morgan, P.A.

2200 IDS Center, 80 South Eighth Street

Minneapolis, MN 55402

(612) 977-8400 (phone)

(612) 977-8650 (fax)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

This Post-Effective Amendment shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Post-Effective Amendment relates to the Registration Statement filed on Form S-1 (File No. 333-159256), registering 5,371,980 shares of the Company’s common stock on behalf of a selling shareholder. The Registrant is filing this Post-Effective Amendment to terminate the effectiveness of such Registration Statement and to deregister, as of the effective date of this Post-Effective Amendment, all of the securities of the Registrant remaining unsold under such Registration Statement because the Registrant is no longer contractually obligated to maintain the effectiveness of such Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 4 to the Company’s Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cheyenne, State of Wyoming, on December 16, 2011.

GREAT LAKES AVIATION, LTD.

By:	/S/ CHARLES R. HOWELL IV
Charles R. Howell IV
Chief Executive Officer (Principal Executive Officer)

By:	/S/ MICHAEL O. MATTHEWS
Michael O. Matthews
Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to the Form S-1 Registration Statement has been signed by the following persons in the indicated capacities on December 16, 2011.

SIGNATURE	TITLE	DATE

/S/ DOUGLAS G. VOSS DOUGLAS G. VOSS	CHAIRMAN OF THE BOARD OF DIRECTORS AND PRESIDENT	DECEMBER 16, 2011

/S/ CHARLES R. HOWELL IV CHARLES R. HOWELL IV	CHIEF EXECUTIVE OFFICER (PRINCIPAL EXECUTIVE OFFICER)	DECEMBER 16, 2011

/S/ MICHAEL O. MATTHEWS MICHAEL O. MATTHEWS	VICE PRESIDENT AND CHIEF FINANCIAL OFFICER (PRINCIPAL ACCOUNTING AND FINANCIAL OFFICER)	DECEMBER 16, 2011

* A.L. MAXSON	DIRECTOR

* VERNON A. MICKELSON	DIRECTOR

* IVAN L. SIMPSON	DIRECTOR

* A. R. MOULTON, III	DIRECTOR

*By:	/S/ DOUGLAS G. VOSS	DECEMBER 16, 2011
DOUGLAS G. VOSS ATTORNEY-IN-FACT